UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           September 2, 2009

Hemiwedge Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30291	65-0735872
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

1011 Beach Airport Road, Conroe, Texas	77301

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (936) 539-5770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 2, 2009, Russell T. Clark resigned from his positions as our Vice President, Chief Operating Officer and as director.  Mr. Clark also resigned as an officer and director of our subsidiary, Hemiwedge Valve Corporation.  Mr. Clark’s resignations are not because of any disagreements with Hemiwedge Industries, Inc. on matters relating to its operations, policies and practices.

We have provided Mr. Clark with a copy of this report prior to its filing with the Commission.  Mr. Clark has provided a letter to us, dated September 11, 2009 and addressed to the Commission, which is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference which letter states that Mr. Clark is in agreement with statements made herein.

Section 9 – Financial Statements and Exhibits

(c)           Exhibits.

Exhibit
Number                                Description

99.1	Letter from Russell T. Clark

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.

(Registrant)

Date: September 11, 2009	By:	/s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer,
Treasurer and Secretary and Executive Vice President

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